Exhibit 10.13

CERIBELL, INC.

[[STOCKOPTIONPLANNAME]]

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

CeriBell, Inc. (the “Company”), pursuant to its 2024 Equity Incentive Plan (the “Plan”), hereby grants to the participant set forth below (“Participant”), an option (the “Option”) to purchase the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”), including any special provisions for Participant’s country of residence, if any, attached to this Agreement as Exhibit B (the “Country Provisions”), and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice and the Stock Option Agreement. The Option constitutes full and complete satisfaction of any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries), and upon Participant’s acceptance of the Option any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries) shall be of no further or effect.

If the Company uses an electronic capitalization table system (such as Certent, Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Option, the Grant Notice and the Stock Option Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Option in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the Option through such electronic capitalization table system.

Participant:	[[FIRSTNAME]] [[LASTNAME]]
Grant Date:	[[GRANTDATE]]
Grant Number:	[[GRANTNUMBER]]
Vesting Commencement Date:	[[VESTINGSTARTDATE]]
Exercise Price per Share:	[[MARKETPRICEATAWARD]]
Total Number of Shares Subject to Option:	[[SHARESGRANTED]]
Expiration Date:	[[GRANTEXPIRATIONDATE]]
Type of Option:	[[GRANTTYPE]]

Vesting Schedule:	The Option shall vest and become exercisable as follows:
[[ALLVESTSEGS]]
subject to Participant not experiencing a Termination of Service through the applicable date.

By his or her signature and the Company’s signature below (including through electronic acceptance), Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement, the Country Provisions, if applicable, and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan, the Country Provisions, if applicable, and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement, the Country Provisions, if applicable, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option. The granting of the Option does not confer on Participant any right or entitlement to receive another Option or any other equity-based award at any time in the future or in respect of any future period. In addition, the granting of such Option does not confer on Participant any right or entitlement to receive compensation in any specific amount for any future period, and does not diminish in any way the Company’s discretion to determine the amount, if any, of Participant’s compensation. In addition, the Option is not part of Participant’s base salary, wages or fees and will not be taken into account in determining any other service-related rights Participant may have, such as rights to pension or termination/severance pay.

CERIBELL, INC.:	PARTICIPANT:

By:	By:	[[SIGNATURE]]

Name:	Name:	[[FIRSTNAME]] [[LASTNAME]]

Title:

Exhibit A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, CeriBell, Inc. (the “Company”) has granted to Participant an Option under the Company’s 2024 Equity Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the Grant Notice.

1.
General.
1.1.
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2.
Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan and the Country Provisions (if applicable), each of which are incorporated herein by reference. In the event of a conflict between the terms of the Agreement and the Plan, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice or the Plan and the Country Provisions, the terms of the Country Provisions shall control.
1.3.
Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
2.
Period of Exercisability.
2.1.
Vesting; Commencement of Exercisability.
(a)
Subject to the terms of the Plan, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice (the “Vesting Schedule”), subject to Participant not experiencing a Termination of Service through each vesting date.
2.2.
Special Tax Consequences. Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Service as an Employee, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option. Further, Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are first exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted.

3.
Exercise of Option.
3.1.
Manner of Exercise.
4.
Other Provisions.
4.1.
Adjustments. The Participant acknowledges that the Option and the underlying Shares and Exercise Price are subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.
4.2.
Restrictive Legends and Stop-Transfer Orders.
(a)
Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(b)
The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
4.3.
Data Privacy. By his or her acceptance of the Option, Participant acknowledges and agrees to the data privacy provisions set forth in Section 10.10 of the Plan.
4.4.
Notices. Subject to Section 4.5 below, any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent email or street address for Participant shown in the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option by written notice under this Section 4.4. Any notice shall be deemed duly given when delivered in person, sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar non-U.S. entity.
4.5.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any notices or documents related to this Agreement by email or any other electronic means. Participant hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
4.6.
Governing Law; Severability. This Agreement, the Country Provisions and the Exercise Notice shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to the conflicts of law principles thereof. For purposes of litigating any dispute that arises under this Agreement, Participant’s acceptance of the Option is his or her consent to the jurisdiction of the state of Delaware, and agreement that any such litigation will be conducted in the courts of the state of Delaware, and no other courts, regardless of where Participant’s services are performed. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

4.7.
Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of any Applicable Laws concerning the securities, including, without limitation, the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the applicable securities commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
4.8.
Successors and Assigns. The Company may assign any of its rights under this Agreement and the Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
4.9.
Stock Ownership Threshold Agreements. If the Company is a party to any agreement that requires the Company to cause, or to use reasonable efforts to cause, stockholders who surpass a specified stock ownership threshold become a party to such agreement, and if, by exercising the Option or otherwise, Participant holds a number of shares of Common Stock that, when combined with any other shares of capital stock of the Company, surpass the specified stock ownership threshold (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), as a condition to the exercise of the Option and as evidenced by Participant’s electronic acceptance of the Option set forth on the Grant Notice, Participant hereby agrees to abide by, be bound by and subject to all of the terms and conditions of all such agreements to which the Company is a party, including without limitation, all such (i) right of first refusal and co-sale agreements, (ii) voting agreements and (iii) stockholder agreements, as each may be amended from time to time (collectively, the “Stock Ownership Threshold Agreements”). Upon written request, Participant will be provided with copies of any Stock Ownership Threshold Agreements prior to the exercise of the Option.
4.10.
Entire Agreement. The Plan, this Agreement (including all Exhibits hereto), the Stockholders Agreement (if applicable) and any written service agreement (including an offer letter) between Participant and the Company (or any subsidiary of the Company) providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, including, without limitation, any promises of equity awards in Participant’s written service agreement (including an offer letter) between Participant and the Company (or any of its subsidiaries).
4.11.
Rules Particular To Specific Countries.
(a)
Generally. Participant shall, if required by the Administrator, enter into an election with the Company or a subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a subsidiary’s) Tax-Related Items, including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax (“FBT”), is transferred to and met by Participant.
(b)
Tax Indemnity. Participant shall indemnify and keep indemnified the Company and any of its subsidiaries from and against any Tax-Related Items.

4.12.
Special Country Provisions for Options Granted to Participants. This Option shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of this Option, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on this Option and the Shares purchased upon exercise of this Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

* * * * *

Exhibit B

TO STOCK OPTION GRANT NOTICE

SPECIAL COUNTRY PROVISIONS

This Exhibit B (this “Exhibit”) includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Agreement and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

In accepting the Option, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;

(c) all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;

(d) the Option grant and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, or, if different, Participant’s employer, or any subsidiary or parent or affiliate of the Company, and shall not interfere with the ability of the Company, the employer or any subsidiary or parent or affiliate of the Company, as applicable, to provide for a termination of Participant’s service;

(e) Participant is voluntarily participating in the Plan;

(f) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g) the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(i) neither the Company, the employer nor any parent, subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the subsequent sale of any Shares acquired.

Notifications: This Exhibit also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of March

2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option vests or Shares acquired under the Plan are sold.

In addition, the information contained in this Exhibit is general in nature and may not apply Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in his or her country may apply to his or her situation. Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which he or she is currently residing or working in, the information contained herein may not be applicable to Participant in the same manner.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any national, federal, state or local stock exchange or under the control of any national, federal, state or local securities regulator. The Agreement (of which this Exhibit is a part), the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

English Language: By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him/her to understand the terms and conditions of the Plan and the Agreement applicable to Participant’s country of residence. If Participant has received the Agreement and the Plan applicably to his/her country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Currency: Participant understands that, any amounts related to the Option will be denominated in U.S. dollars and will be converted to any local currency using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Company. Participant understands and agrees that neither the Company nor any affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Option, or of any amounts due to Participant or as a result of the subsequent sale of any Shares acquired under the Option.

Foreign Asset/Account Reporting; Exchange Controls: Participant’s country of residence may have certain foreign asset and/or account reporting or exchange control requirements which may affect his/her ability to acquire or hold Shares under the Agreement or cash received (including proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his/her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his/her participation in the Plan to his/her country through a designated broker or bank and/or within a certain time after receipt. Participant is responsible for ensuring compliance with such regulations and should consult with his/her personal legal advisor for any details.

No Advice Regarding Grant: The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the Option or sale of Shares acquired upon settlement of the Option. Participant should consult his/her own personal tax, legal and financial advisors regarding his/her participation in the Plan and the Agreement before taking any action related to the Option or the Shares.

Imposition of Other Requirements: The Company reserves the right to impose other requirements on the Participant, on the Option and/or any Shares issuable upon settlement of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Exhibit C

TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

Effective as of today, ________,_____, the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase Shares of CeriBell, Inc. (the “Company”) under and pursuant to the Company’s 2024 Equity Incentive Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated ________, ____ (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

If the Company uses an electronic capitalization table system (such as Certent, Shareworks, Carta or Equity Edge) and the fields in this exercise notice (or any exhibits to this exercise notice) are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of this exercise notice (or any exhibits to this exercise notice). In addition, the Company’s signature below shall be deemed to have occurred by the Company’s issuance of the Shares upon exercise and Participant’s signature below (and any applicable signature to any exhibits to this exercise notice) shall be deemed to have occurred by Participant’s online acceptance of the exercise notice through such electronic capitalization table system.

Grant Date:	___________________________
Number of Shares as to which Option is Exercised:	_____________________________________
Exercise Price per Share:	$____________
Total Exercise Price:	$____________
Certificate to be issued or book entry to be made in name of:	_____________________________________
Cash Payment delivered herewith:	$______________ (Representing the full Exercise Price for the Shares, as well as any applicable Tax-Related Items)

Type of Option: ☐ Incentive Stock Option ☐ Non-Qualified Stock Option

1.
Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions. To the extent the Shares are issued in uncertificated form, Participant also acknowledges and agrees that this Exercise Notice constitutes the notice required by any Applicable Law, including, without limitation, Section 151(f) of the Delaware General Corporation Law.
2.
Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.
Restrictive Legends and Stop‑Transfer Orders.
3.1.
Legends. Participant understands and agrees that the Company shall cause any stock certificates issued (whether in electronic or other form) evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by national, state or federal securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT OR REGULATION S UNDER THE ACT (AS APPLICABLE) IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE PLAN PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

3.2.
Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
3.3.
The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
3.4.
To the extent the Shares are issued in uncertificated form, (i) this Section 3 provides the Participant with notice that the Shares are subject to the aforementioned restrictions in satisfaction of the notice requirement set forth in Section 151(f) of the Delaware General Corporation Law and (ii) the recording of the Shares in the books and records of the Company shall be accompanied by the legends included in Section 3.1.
4.
Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 4.2 of the Option Agreement.
5.
Lock-Up Period. Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180 day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 5.

6.
Further Instruments. Participant hereby agrees to execute such further instruments, including, without limitation, the Investment Representation Statement in the form attached hereto as Exhibit C-1, and to take such further action as the Company determines are reasonably necessary to carry out the purposes and intent of this Agreement. If the Company is a party to any agreement that requires the Company to cause, or to use reasonable efforts to cause, stockholders who surpass a specified stock ownership threshold become a party to such agreement, and if, by exercising the Option or otherwise, Participant holds a number of shares of Common Stock that, when combined with any other shares of capital stock of the Company, surpass the specified stock ownership threshold (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), as a condition to the exercise of the Option and by signing below, Participant hereby agrees to enter into, execute and abide by, be bound by and subject to all of the terms and conditions of all such agreements to which the Company is a party, including without limitation, all such (i) right of first refusal and co-sale agreements (the “Co-Sale Agreement”), (ii) voting agreements (the “Voting Agreement”) and (iii) stockholder agreements, as each may be amended from time to time (collectively, the “Stock Ownership Threshold Agreements”). I acknowledge that by entering into the Co-Sale Agreement I will be subjecting the Shares to the rights of first refusal, co-sale rights and all the other provisions of the Co-Sale Agreement and that by entering into the Voting Agreement I will be subjected to voting and other obligations (including an obligation to vote for specific director nominees) and covenants (including a drag along) regarding all Shares I own and all other provisions of the Voting Agreement, in addition to the lock-up provisions described above. Upon written request, Participant will be provided with copies of any Stock Ownership Threshold Agreements prior to the exercise of the Option.
7.
Waiver of Information Rights. Participant hereby acknowledges and agrees that, except for such information as required to be delivered to Participant by the Company pursuant to any other agreement by and between the Company and Participant, Participant shall have no right to receive any information from the Company by virtue of such Participant’s purchase of the Shares, ownership of the Shares, or as a result of Participant being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, Participant hereby waives Participant’s inspection rights under Section 220 of the DGCL and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company, the Company’s capital stock or the Shares (the “Inspection Rights”). Participant hereby covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing (i) shall not affect any rights of a director, in his or her capacity as such, under Section 220 of the DGCL and (ii) shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective under the Securities Act.
8.
Entire Agreement. The Plan, the Investment Representation Statement in the form attached hereto as Exhibit C-1, the Option Agreement and any written employment agreement (including an offer letter) between Participant and the Company providing for acceleration of vesting of equity awards upon certain events are incorporated herein by reference. This Agreement, the Plan, the Investment Representation Statement in the form attached hereto as Exhibit C-1, the Option Agreement and any written employment agreement (including an offer letter) between Participant and the Company providing for acceleration of vesting of equity awards upon certain events constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

ACCEPTED BY: CERIBELL, INC.		SUBMITTED BY PARTICIPANT:

By:	/s/ Scott Blumberg	By:

Print Name:	Scott Blumberg	Print Name:
Address:

Exhibit C-1

TO EXERCISE NOTICE

INVESTMENT REPRESENTATION STATEMENT

In connection with the purchase of the shares of Common Stock (the “Securities”) of CeriBell, Inc. (the “Company”), the participant (“Participant”) represents to the Company the following:

1.
Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof (as such term is defined in the United States Securities Act of 1933, as amended (the “Securities Act”)).
2.
Participant acknowledges and understands that the Securities constitute “restricted securities” and have not been registered under any national, federal or state exchange (including pursuant to the Securities Act) but instead have been issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the applicable securities commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statute, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under any national, federal or state exchange (including pursuant to the Securities Act) or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that any certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.
3.
Non-U.S. If Participant is not a U.S. person as defined in Rule 902 under the Securities Act, Participant understands that the issuance of the Securities may be made in reliance upon Participant’s representation to the Company, and by execution of this Investment Representation Statement, Participant hereby confirms, that: (i) Participant is not a U.S. person as such term is defined in Rule 902 under the Securities Act; (ii) the Securities will be acquired for investment for Participant’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a United States resident, and that such Participant has no present intention of selling, granting any participation in, or otherwise distributing the same; and (iii) Participant agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act. By executing this Investment Representation Statement, Participant further represents that Participant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a United States resident, with respect to any of the Securities. If Participant is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Participant hereby represents that he/she has satisfied himself/herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii)

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any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Participant’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Participant’s jurisdiction.
4.
Issuances Under Rule 701. For Securities that are intended to be exempt from Rule 701, Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the United States Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which, effective as of February 15, 2008, requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, not less than one year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above or, in the case of a non-affiliate who subsequently hold the Securities less than one year, the satisfaction of the conditions set forth in section (2) of the paragraph immediately above.

Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, Regulation S or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the United States Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Participant:

Date:	,

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